Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-252486, 333-169296, 333-169295, 333-151763, 333-197890 and 333-217676 on Form S-8 of our report dated December 17, 2021, relating to the consolidated financial statements and financial statement schedule of Photronics, Inc., and the effectiveness of Photronics, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Photronics, Inc. for the year ended October 31, 2021.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 17, 2021